Exhibit 23.2(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated February 29, 2016, in the Registration Statement (Form S-1) and related Prospectus of LSB Industries, Inc. for the registration of 4,525,549 shares of its common stock.

/s/ ERNST & YOUNG LLP

Oklahoma City, Oklahoma

July 13, 2016